UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEARTWARE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of HeartWare International, Inc. to be held at The Westin Sydney, 1 Martin Place, Sydney, New South Wales 2000, Australia, on July 30, 2009, at 9:00 A.M., Australian Eastern Standard Time (being 7:00 P.M. on July 29, 2009 US Eastern time)
Under the U.S. Securities and Exchange Commission rules, you are receiving this notice that, in connection with the annual meeting of stockholders of HeartWare International, Inc. (the “Company”) to be held on July 30, 2009, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and amendment thereto, Notice of Annual Meeting, Proxy Statement, Proxy Card and CDI Voting Instruction Form are available at http://ir.heartware.com/phoenix.zhtml?c=187755&p=irol-sec.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 20, 2009 to facilitate timely delivery.
This communication presents only an overview of the more complete proxy materials that are available to you online at http://ir.heartware.com/phoenix.zhtml?c=187755&p=irol-sec. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Matters to be acted on at the annual meeting are listed below:
1.	Election of a class of two directors, Christine Bennett and Denis Wade, to hold office until our annual meeting of stockholders to be held in 2012 and until his or her successor is duly elected and qualified;
2.	Ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2009;
3.	Approval of the grant of 34,285 restricted stock units to Douglas Godshall on the terms set out in the proxy statement;
4.	Approval of the grant of 2,250 restricted stock units to C. Raymond Larkin, Jr., on the terms set out in the proxy statement; and
5.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The Company’s Board of Directors unanimously recommend that stockholders vote in favor of Proposals 1, 2, 3 and 4 listed above (excluding Douglas Godshall and C. Raymond Larkin, Jr., who abstain from making a recommendation in respect of Proposal 3 and 4 listed above respectively due to their personal interest in these Proposals).

This is not a proxy card. To vote your shares on a proxy card, you must complete, sign and return the proxy card downloaded by you from the website specified herein or sent to you in the mail upon your request by following the instructions specified therein. If you hold your shares in the form of CDIs you may direct CHESS Depositary Nominees Pty Ltd or CDN, to vote the shares underlying those CDIs on your behalf by completing and returning the CDI Voting Instruction Form to Computershare at the address specified on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au in accordance with the instructions set out on the CDI Voting Instruction Form. If you wish to attend at the annual meeting, please bring this notice and identification with you.
Here’s how to order or download a copy of the proxy materials for this annual meeting of stockholders and/or all future meetings of stockholders:
Telephone — Call us at 305 818 4123 from within the U.S., Canada or Puerto Rico;
Internet — Go to http://ir.heartware.com/phoenix.zhtml?c=187755&p=irol-sec; or
E-mail — Send an e-mail message with “Proxy Materials Order” in the subject line and, in the body of the message, your full name and address to enquiries@heartware.com.au. State whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this annual meeting and/or all future meetings of stockholders.
To facilitate timely delivery, all requests for a paper or e-mail copy of the proxy materials for this annual meeting of stockholders must be received on or before July 20, 2009.